                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                   CELLNET DATA SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

                           TO BE HELD APRIL 30, 1998

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CellNet Data Systems, Inc., a Delaware corporation (the "Company"), will be held on Thursday, April 30, 1998, at 8:00 a.m., local time, at the Company's facilities at 355 Shoreway Road, San Carlos, California 94070, for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2. To approve an amendment to the Company's 1994 Stock Plan to increase the number of shares of Common Stock available for issuance thereunder by 2,500,000 shares.

    3. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 31, 1998.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on March 4, 1998, are entitled to notice of and to vote at the meeting and any adjournment thereof.

    All stockholders are invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          Sincerely,
                                          John M. Seidl
                                          CHAIRMAN OF THE BOARD, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

San Carlos, California
March 27, 1998

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                           CELLNET DATA SYSTEMS, INC.

                             ---------------------

            PROXY STATEMENT FOR 1998 ANNUAL MEETING OF STOCKHOLDERS
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of CellNet Data Systems, Inc., a Delaware corporation ("CellNet" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, April 30, 1998, at 8:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's facilities at 355 Shoreway Road, San Carlos, California 94070. The Company's telephone number is (650) 508-6000.

    These proxy solicitation materials were mailed at the expense of the Company on or about March 27, 1998, together with the Company's 1997 Annual Report to Stockholders, to all stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

    Stockholders of record at the close of business on March 4, 1998 (the "Record Date"), are entitled to notice of and to vote at the meeting. On February 16, 1998, 41,880,068 shares of the Company's Common Stock were issued and outstanding. The following table sets forth the beneficial ownership of the Company's Common Stock as of February 16, 1998, as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of and each nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers as a group.

                                                                             NUMBER SHARES
                                                                              BENEFICIALLY      PERCENT BENEFICIALLY
BENEFICIAL OWNER                                                                OWNED(1)             OWNED(1)(2)
------------------------------------------------------------------------  --------------------  ---------------------
William C. Edwards(3)...................................................         3,891,850                  9.3%
3000 Sand Hill Road
Bldg. 1, Suite 190
Menlo Park, CA 94025

Alan R. Brudos(4).......................................................         2,742,524                  6.5
3000 Sand Hill Road
Bldg. 1, Suite 190
Menlo Park, CA 94025

Odyssey Partners, L.P...................................................         2,724,508                  6.5
31 West 52nd Street
New York, NY 10019

Banner Partners(5)......................................................         2,590,780                  6.2
3000 Sand Hill Road
Bldg. 1, Suite 190
Menlo Park, CA 94025

John M. Seidl(6)........................................................         1,126,350                  2.7

Paul M. Cook(7).........................................................         1,928,274                  4.6

Neal M. Douglas(8)......................................................         1,614,526                  3.9

William Hart(9).........................................................           405,282                  1.0

Paul G. Manca(10).......................................................           191,100                *

                                                                             NUMBER SHARES
                                                                              BENEFICIALLY      PERCENT BENEFICIALLY
BENEFICIAL OWNER                                                                OWNED(1)             OWNED(1)(2)
------------------------------------------------------------------------  --------------------  ---------------------
Phillip Mallory(11).....................................................           182,500                *

Robert A. Hayes(12).....................................................           174,000                *

David L. Perry(13)......................................................           158,300                *

E. Linn Draper, Jr.(14).................................................            10,000                *

All directors and executive officers as a group (13 persons)(15)........        11,578,516                 27.3

------------------------

*   Less than 1%

(1) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of February 16, 1998 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2) Percentage of beneficial ownership is based on 41,880,068 shares of Common Stock outstanding as of February 16, 1998.

(3) Includes 2,037,492 shares, 553,298 shares, and 313,022 shares of Common Stock beneficially owned by Banner Partners, Banner Partners/Minaret, and Carson, a partnership, certain members of Mr. Edwards's family and certain foundations and trusts of which Mr. Edwards is a trustee, respectively. Mr. Edwards, a director of the Company, may be deemed to be a beneficial owner of shares held by such family members, foundations and trusts. Mr. Edwards and Alan R. Brudos are the general partners of Banner Partners and Banner Partners/Minaret and each exercises sole voting and dispositive power over the shares held by Banner Partners and Banner Partners/Minaret.

(4) Includes 2,037,492 shares, 553,298 shares, and 151,734 shares of Common Stock beneficially owned by Banner Partners, Banner Partners/Minaret, and a trust of which Mr. Brudos is the trustor, respectively. Mr. Brudos and William C. Edwards are the general partners of Banner Partners and Banner Partners/Minaret and each exercises sole voting and dispositive power over the shares held by Banner Partners and Banner Partners/Minaret. Mr. Brudos exercises shared voting and dispositive power over the shares held by the trust.

(5) Includes 553,298 shares held by Banner Partners/Minaret which is wholly owned by Banner Partners.

(6) Includes 250,000 shares of Common Stock that the Company had the right to repurchase at cost as of February 16, 1998, which rights lapse based upon continued performance of services by Mr. Seidl, and 9,100 shares of Common Stock which are held by Mr. Seidl as a trustee of a trust for a family member who shares Mr. Seidl's household. Mr. Seidl disclaims all beneficial ownership of all securities held in trust for such family member. Also includes 2,800 shares of Common Stock issuable upon exercise of options exercisable within 60 days of February 16, 1998 held by Mr. Seidl.

(7) Includes 1,808,274 shares of Common Stock beneficially owned by the Paul and Marcia Cook Living Trust dated April 21, 1992 and 120,000 shares of Common Stock beneficially owned by two trusts of which Mr. Cook is trustee.

(8) Includes 1,613,476 shares of Common Stock beneficially owned by AT&T Ventures Company, L.P. Mr. Douglas, a director of the Company, is a general partner of AT&T Ventures Company, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Douglas disclaims beneficial ownership of the shares except to the extent of his proportionate partnership interest therein.

(9) Includes 331,862 shares of Common Stock beneficially owned by Technology Partners West Fund IV, L.P. Mr. Hart, a director of the Company, is a general partner of Technology Partners West Fund IV, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Hart disclaims beneficial ownership of the shares except to the extent of his proportionate partnership interest therein.

(10) Includes 81,000 shares of Common Stock that the Company had the right to repurchase at cost as of February 16, 1998, which rights lapse based upon continued performance of services by Mr. Manca. Also includes 11,100 shares of Common Stock issuable upon exercise of options exercisable within 60 days of February 16, 1998 held by Mr. Manca.

(11) Includes 68,000 shares of Common Stock that the Company had the right to repurchase at cost as of February 16, 1998, which rights lapse based on continued performance of services by Mr. Mallory. Also includes 12,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of February 16, 1998 held by Mr. Mallory.

(12) Includes 164,000 shares issuable upon the exercise of options exercisable within 60 days of February 16, 1998 held by Mr. Hayes.

(13) Includes 45,750 shares of Common Stock that the Company had the right to repurchase at cost as of February 16, 1998, which rights lapse based upon continued performance of services by Mr. Perry. Also includes 22,100 shares of Common Stock issuable upon exercise of options exercisable within 60 days of February 16, 1998 held by Mr. Perry.

(14) Consists of 10,000 shares issuable upon the exercise of options exercisable within 60 days of February 16, 1998 held by Mr. Draper.

(15) Includes 635,678 shares of Common Stock that the Company had the right to repurchase at cost as of February 16, 1998, which rights lapse based upon continued performance of services by the executive officers. Also includes 562,406 shares of Common Stock issuable upon exercise of options exercisable within 60 days of February 16, 1998.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    Each holder of Common Stock is entitled to one vote for each share held. The cost of soliciting proxies will be borne by the Company. The Company may retain the services of a proxy solicitation firm to aid in solicitation of proxies from brokers, bank nominees and other institutional owners on terms customary for such services. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHOLD AUTHORITY" on a matter at the Annual Meeting are treated as being present at the meeting for purposes of establishing a quorum and are also treated as Votes Cast at the meeting with respect to such matter. For this purpose, the "Votes Cast" are defined under Delaware law to be the shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter."

    While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

    In a 1988 Delaware case, BERLIN V. EMERALD PARTNERS, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company which are intended to be presented by such stockholders at next year's Annual Meeting must be received by the Company no later than November 27, 1998 so that they may be included in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

NOMINEES

    A Board of six directors is to be elected at the meeting. The Company's bylaws authorize a Board of Directors that can range in size from six to eleven directors, with the number of directors presently set at ten. The Company believes it is in its best interests at this time to maintain a Board with six directors and four vacancies. Under the terms of a Shareholders' Agreement among the Company and certain stockholders of the Company, so long as certain parties to the Shareholders' Agreement continue to hold not less than 700,000 shares of Common Stock (as such number is adjusted for stock splits, consolidations or other similar events), the Company is obligated to nominate for election as directors the following persons: (i) one candidate selected by El Dorado Investment Company, which position is currently vacant; (ii) Paul M. Cook; (iii) one candidate selected by Banner Partners, currently William C. Edwards; (iv) one candidate selected by AT&T Ventures Company, L.P., currently Neal M. Douglas; (iv) one candidate selected by Odyssey Partners, L.P., which position is currently vacant; and (v) the Chief Executive Officer of the Company, currently John M. Seidl.

    Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are presently directors of the Company. Proxies may not be voted for a greater number of persons than the number of nominees named. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified. William C. Edwards is the father of Cree A. Edwards, an executive officer of the Company. There are no other family relationships among the directors or executive officers of the Company.

    The names of the nominees and certain information about them as of December 31, 1997 are set forth below.

                                                                                                                 DIRECTOR
   NAME OF NOMINEE          AGE                                PRINCIPAL OCCUPATION                                SINCE
----------------------      ---      -------------------------------------------------------------------------  -----------

John M. Seidl                   58   President and Chief Executive Officer of the Company                             1994

Paul M. Cook                    73   Chief Executive Officer of DIVA Systems Corporation                              1990

Neal M. Douglas                 39   General Partner, AT&T Ventures Company, L.P.                                     1993

E. Linn Draper, Jr.             55   President and Chief Executive Officer of American Electric Power Company,        1997
                                       Inc.

William C. Edwards              69   General Partner, Bryan & Edwards                                                 1991

William Hart                    57   General Partner, Technology Partners                                             1992

    JOHN M. SEIDL became President, Chief Executive Officer and a director of the Company in September 1994. From December 1992 to September 1994, Mr. Seidl served as director of St. Mary's Land & Exploration Company, CRSS, Inc., J.B. Poindexter, Inc. and a privately-held company. From January 1989 through December 1992, Mr. Seidl served as a director of MAXXAM, Inc., an aluminum, forest products and real estate concern, and Chairman and Chief Executive Officer of Kaiser Aluminum Corporation. From September 1990 through December 1992, Mr. Seidl also served as President of MAXXAM, Inc. Previously, Mr. Seidl was Executive Vice President, from July 1985 to May 1986, and President and Chief Operating Officer, from May 1986 to January 1989, of Enron Corp., an energy company. Mr. Seidl currently is a director of St. Mary's Land & Exploration Company and several privately-held companies and non-profit organizations. He received a B.S. degree in Engineering from the United States Military Academy, and M.P.A. and Ph.D. degrees in Political Economy from Harvard University.

    PAUL M. COOK has been a director of the Company continuously since August 1990. Mr. Cook became Chief Executive Officer of the Company in August 1990, and assumed the additional title of President in 1992. He relinquished the positions of President and Chief Executive Officer in September 1994. Since June 1995, Mr. Cook has been the Chief Executive Officer and Chairman of the Board of DIVA Systems Corp., a company developing video-on-demand products. Until his retirement in April 1990, Mr. Cook was Chief Executive Officer of Raychem Corporation, a plastics and insulation manufacturer, which he founded in 1957. Since September 1994, Mr. Cook has served as Chairman of the Board of SRI International, Inc., and as a director of Raychem Corporation. Currently, Mr. Cook is also a director of Chemfab Corporation. He received a B.S. degree from the Massachusetts Institute of Technology.

    NEAL M. DOUGLAS has been a director of the Company since October 1993. Since January 1993 he has been a general partner of AT&T Ventures Company, L.P., a venture capital firm. From May 1989 to January 1993, he was a partner of New Enterprise Associates, another venture capital firm. Mr. Douglas also serves as director of two privately-held companies.

    E. LINN DRAPER, JR. has been a director of the Company since April 1997. Since May 1993, he has been Chairman, President and Chief Executive Officer of American Electric Power Company, Inc. ("AEP") and since March 1992, he has been the President of AEP. Dr. Draper is also Chairman, President and Chief Executive Officer of the American Electric Power Service Corporation, the management and technology arm of the AEP system, President of Ohio Valley Electric Corporation and its subsidiary, Indiana-Kentucky Electric Corporation and Chairman of the Edison Electric Institute. From 1987 to 1992, Dr. Draper was Chairman, President and Chief Executive Officer of Gulf States Utility Company. He is a member of the National Academy of Engineering and serves as a director of Nuclear Energy Institute, the Institute of Nuclear Power Operations, and the Greater Columbus Chamber of Commerce.

    WILLIAM C. EDWARDS has been a director of the Company from October 1985 to April 1986 and has been a director continuously since March 1991. Since October 1968 he has been a general partner of Bryan & Edwards, an investment partnership. Mr. Edwards also serves as a director of Western Atlas, Inc. and two privately-held companies.

    WILLIAM HART has been a director of the Company since October 1992. He has been a general partner of Technology Partners West Fund IV, L.P. ("Technology Partners"), a venture capital firm, since its founding in 1979. Mr. Hart also serves as a director of Trimble Navigation, Ltd., Silicon Gaming, Inc. and several privately-held corporations.

VOTE REQUIRED

    The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of nine meetings during the fiscal year ended December 31, 1997. All directors of the Company attended 75% or more of the aggregate number of Board meetings and committee meetings held in 1997 during their respective periods of service as a director and as a member of one or more committees of the Board except for director Draper who attended 50% of such meetings.

    The Board of Directors has standing Audit, Compensation, Executive and Nominating Committees.

    The Audit Committee of the Board of Directors, currently consisting of directors Douglas and Draper held one meeting during 1997 to review with the independent auditors matters relating to the Company's annual audit and reporting requirements and the Company's internal accounting controls. The Audit Committee reviews the nature, scope and results of the independent audit of the Company, the Company's accounting principles and internal accounting controls and other matters relating to the relationship of the independent auditors with the Company.

    The Compensation Committee of the Board of Directors, currently consisting of directors Edwards, Douglas and Hart, held a total of three meetings during 1997. The Compensation Committee is primarily responsible for determining the salary and benefits of the elected officers of the Company, and to recommend stock option grants for the Company's officers and other employees, subject to approval by the Board of Directors.

    The Executive Committee of the Board of Directors, currently consisting of directors Cook, Seidl and Edwards, held no meetings but took one action by written consent during 1997. The Executive Committee is authorized to exercise all of the powers and authority of the Board of Directors except those which are generally reserved to the entire Board under Delaware law.

    The Nominating Committee of the Board of Directors, currently consisting of directors Hart, Cook and Edwards, did not meet or take any action by written consent during 1997. The Nominating Committee is responsible for selecting and recommending to the Board of Directors qualified candidates for election as directors of the Company. The Nominating Committee will consider nominees recommended by stockholders of the Company. Any such recommendations to be considered by the stockholders at the 1999 Annual Meeting of Stockholders should be addressed to the Secretary of the Company for attention of the Nominating Committee and must be delivered to or mailed and received at the principal executive offices of the Company no later than November 27, 1998. Each such recommendation must include (i) the name and address of the stockholder making the recommendation, (ii) the name and address of the person or persons being recommended, (iii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote for the election of directors of the Company, (iv) a description of all arrangements or understandings between the stockholder and the person or persons being recommended, if any, with respect to such candidacy and/or service as a director of the Company if nominated or elected, (v) such other information regarding each recommended nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the recommended nominee been nominated, and (vi) the consent of each recommended nominee to serve as director of the Company if so nominated and elected.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee currently consists of Messrs. Edwards, Douglas and Hart, none of whom is or has been an officer or employee of the Company. Mr. Edwards is the father of Cree A. Edwards, an executive officer of the Company. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other party, nor has any such relationship existed in the past. Entities affiliated with Messrs. Edwards, Douglas and Hart are stockholders of the Company and have entered into financing arrangements with the Company from time to time.

                                  PROPOSAL TWO
                  APPROVAL OF AMENDMENT TO THE 1994 STOCK PLAN

    The 1994 Stock Plan (the "1994 Plan") was adopted by the Board of Directors in December 1994 and adopted by the stockholders in June 1995 and was amended by the Board in February, 1997 to reserve an additional 2,500,000 shares of Common Stock for issuance thereunder, bringing the total number of shares reserved for issuance under the 1994 Plan to 5,500,000.

    The Company believes that its 1994 Plan is an important factor in attracting and retaining skilled personnel. From time to time, the Company reviews the number of shares available for issuance under the 1994 Plan and, based on the Company's estimates of the number of shares expected to be issued under the 1994 Plan, management presents to the Board of Directors a recommendation for the addition of shares reserved for issuance. The Board reviews such recommendation and if approved by the Board, presents a proposal for the stockholders' approval.

    As of December 31, 1997, 634,409 shares of Common Stock had been issued upon exercise of stock options, options to purchase an aggregate of 2,177,849 shares were outstanding at a weighted average exercise price of $6.03 per share, of which 323,230 shares were vested, and 187,742 shares remained available for future issuance under the 1994 Plan.

SUMMARY OF THE 1994 PLAN

    The essential features of the 1994 Plan are outlined below.

    PURPOSE. The purposes of the 1994 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees and consultants of the Company and to promote the success of the Company's business.

    ADMINISTRATION. The 1994 Plan may be administered by the Board or a committee of the Board (the "Administrator"). Subject to the other provisions of the 1994 Plan, the Administrator has the power to determine the terms and conditions of any options and stock purchase rights granted, including but not limited to the exercise price, the number of shares subject to the option or stock purchase right and the exercisability thereof. The 1994 Plan is currently administered by the Board of Directors.

    ELIGIBILITY AND TERMS OF OPTIONS. The 1994 Plan provides that nonstatutory stock options and stock purchase rights may be granted only to employees, directors and consultants, so long as no such individual is granted options to purchase more than 1,000,000 shares in any fiscal year. Incentive stock options may be granted only to employees. An optionee who has been granted an option may, if he or she is otherwise eligible, be granted additional options or stock purchase rights. With respect to any optionee who owns stock possessing more than 10% of the voting power of all classes of stock of the Company (a "10% Stockholder"), the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years. The term of all other options under the 1994 Plan may not exceed ten years. The Administrator selects the optionees and determines the number of shares to be subject to each option. In making such determination, the duties and responsibilities of the employee, director or consultant, the value of his or her services, his or her present and potential contribution to the success of the Company, the anticipated number of years of future service and other relevant factors are taken into account.

    CONDITIONS OF OPTIONS. Each option granted under the 1994 Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following conditions:

        (a) EXERCISE PRICE. The Administrator determines the exercise price of options to purchase shares of Common Stock. However, the exercise price of an incentive stock option or of a nonstatutory stock option intended to qualify as "performance based compensation" within the meaning of 162(m) of the Internal Revenue Code of 1986 (the "Code") must not be less than 100% (110%, if issued to a 10% Stockholder) of the fair market value of the Common Stock on the date the option is granted. For so long as the Company's Common Stock is traded on the Nasdaq National Market, the fair market value of a share of Common Stock shall be the closing sale price for such stock (or the closing bid if no sales were reported) as quoted on the Nasdaq National Market for the last market trading day prior to the time of determination.

        (b) VALUE LIMITATION. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.

        (c) FORM OF CONSIDERATION. The consideration to be paid for the shares of Common Stock issued upon exercise of an option shall be determined by the Administrator and is set forth in the option agreement. Such form of consideration may vary for each option, and may consist entirely of cash, check, promissory note, other shares of the Company's Common Stock meeting certain criteria, any combination thereof, or any other legally permissible form of consideration as may be provided in the 1994 Plan or the option agreement.

        (d) EXERCISE OF THE OPTION. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. The terms of such vesting are determined by the Administrator. Options granted under the 1994 Plan have a ten-year term (five years, if issued to a 10% Stockholder) and to date generally become exercisable over five years at a rate of one-tenth of the shares subject to the options at the end of six months from the date of grant and one-twentieth of the shares every three months thereafter, subject to continuation as a service provider. An option is exercised by giving written or electronic notice of exercise to the Company and by tendering full payment of the purchase price to the Company.

        (e) TERMINATION OF EMPLOYMENT. In the event an optionee ceases to be an employee, director or consultant, other than upon the optionee's death or disability, the optionee may exercise his or her options within such period of time as is determined by the Administrator (not to exceed three months in the case of an incentive stock option) from the date of such termination (and in no event later than the expiration of the term of such options as set forth in the option agreement) to the extent that the optionee was entitled to exercise them at the date of such termination. In the absence of a specified time in the option agreement, the optionee may exercise his or her options within three months following the date of such termination. Options granted under the 1994 Plan to date have generally provided that optionees may exercise their options within thirty days from the date of termination of employment other than for the optionee's death or disability.

        (f) DISABILITY. In the event an optionee ceases to be an employee, director or consultant as a result of permanent and total disability (as defined in Section 22(e)(3) of the Code), the optionee may exercise his or her options at any time within twelve months from the date of such termination, but only to the extent that the optionee was entitled to exercise them at the date of termination, (and in no event later than the expiration of the term of such options as set forth in the option agreement).

        (g) DEATH. In the event an optionee dies while he or she is an employee, director or consultant, within twelve months following the date of death (but in no event later than the expiration of the term of such options as set forth in the notice of grant), the optionee's estate or a person who acquires the right to exercise the options by bequest or inheritance may exercise said options, but only to the extent that the optionee was entitled to exercise them at the date of death.

        (h) TERMINATION OF OPTIONS. Excluding incentive stock options issued to 10% Stockholders, options granted under the 1994 Plan expire on the date set forth in the option agreement (not to exceed ten years from the date of grant). Incentive stock options granted to 10% Stockholders expire five years from the date of grant (or such shorter period set forth in the option agreement). No option may be exercised by any person after the expiration of its term.

        (i) NONTRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. Unless determined otherwise by the Administrator, an option or stock purchase right may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the optionee only by the optionee. In the event of the optionee's death, options may be exercised by a person who acquires the right to exercise the option by bequest or inheritance.

    TERMS AND CONDITIONS OF STOCK PURCHASE RIGHTS. Each stock purchase right granted under the 1994 Plan shall be evidenced by a written or electronic offer which sets forth the terms, conditions and restrictions related to the offer, including the number of shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a restricted stock purchase agreement in such form as determined by the Administrator. Unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The Administrator shall determine the rate at which the repurchase option lapses. Once the stock purchase right is exercised, the purchaser shall have the rights equivalent to those of a stockholder.

    ADJUSTMENT UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding option or stock purchase right, and the number of shares of Common Stock which have been authorized for issuance under the 1994 Plan but as to which no options or stock purchase rights have yet been granted or which have been returned to the 1994 Plan upon cancellation or expiration of an option or stock purchase right, as well as the price per share of Common Stock covered by each such outstanding option or stock purchase right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option or stock purchase right.

    DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, the Option or Stock Purchase Right shall terminate immediately prior to the consummation of such proposed action. The Administrator in its discretion may provide for an optionee to have the right to exercise his or her option until ten (10) days prior to such transaction as to all of the optioned stock covered thereby, including shares as to which the option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any shares purchased upon exercise of an option or stock purchase right shall lapse as to all such shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an option or stock purchase right will terminate immediately prior to the consummation of such proposed action.

    MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option or stock purchase right will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option or stock purchase right, the optionee shall fully vest in and have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable.

    AMENDMENT AND TERMINATION OF THE 1994 PLAN. The Board may at any time amend, alter, suspend or terminate the 1994 Plan. The Company shall obtain stockholder approval of any 1994 Plan amendment to the extent necessary and desirable to comply with applicable laws. No amendment, alteration, suspension or termination of the 1994 Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

FEDERAL TAX INFORMATION

    Options granted under the 1994 Plan may be either incentive stock options, as defined in Section 422 of the Code, or nonstatutory options.

    An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% Stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term, or short-term capital gain or loss, depending on the holding period.

    All of the options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

    The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

    THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE 1994 PLAN, DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE TAX CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PARTICIPATION IN THE 1994 PLAN

    The following table sets forth information with respect to options granted under the 1994 Plan during the fiscal year ended December 31, 1997 to (i) all executive officers as a group, and (ii) all other employees (excluding executive officers) as a group:

                                                                                SHARES SUBJECT   WEIGHTED AVERAGE
                                                                                  TO OPTIONS      EXERCISE PRICE
NAME AND POSITION                                                                   GRANTED          PER SHARE
------------------------------------------------------------------------------  ---------------  -----------------

All executive officers as a group (8 persons).................................       130,500         $   11.50

All other employees (excluding executive officers) as a group.................       772,100         $   10.71

VOTE REQUIRED FOR APPROVAL OF AMENDMENT

    The affirmative vote of the majority of the Votes Cast will be required under Delaware law to approve the amendment to the 1994 Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE 1994 PLAN. THE EFFECT OF AN ABSTENTION IS THE SAME AS A VOTE AGAINST THE AMENDMENT OF THE 1994 PLAN.

                                 PROPOSAL THREE
                                RATIFICATION OF
                      APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1998, and recommends that stockholders vote "FOR" ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

    Deloitte & Touche LLP has audited the Company's financial statements since the inception of the Company. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    The Board of Directors recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as independent auditors.

              MANAGEMENT, EXECUTIVE COMPENSATION AND OTHER MATTERS

MANAGEMENT

    The executive officers of the Company and their ages as of December 31, 1997 are as follows.

NAME                                            AGE                                 POSITION
------------------------------------------      ---      ---------------------------------------------------------------
John M. Seidl.............................          58   President, Chief Executive Officer and Director
Cree A. Edwards...........................          40   Vice President, Marketing
Robert A. Hayes...........................          45   Vice President, Development and Operations
James J. Jennings(1)......................          50   Vice President, Sales and Marketing
Larsh M. Johnson..........................          40   Vice President and Chief Technology Officer
Paul G. Manca.............................          39   Vice President and Chief Financial Officer
Philip H. Mallory.........................          58   Vice President and General Manager, Services
David L. Perry............................          57   Vice President, General Counsel, Secretary and Chief
                                                           Administrative Officer

------------------------

(1) Mr. Jennings resigned his position with the Company, effective as of March 15, 1998.

    JOHN M. SEIDL'S biography appears under Proposal One of this proxy statement.

    CREE A. EDWARDS is a co-founder of the Company, served as Vice President, Business Development from January 1994 to January 1997 and has served as Vice President, Marketing since that time. Mr. Edwards was President of the Company from October 1984 to February 1990 and Executive Vice President from February 1990 to January 1994. Prior to founding CellNet in 1984, Mr. Edwards was an Area Sales Manager for Octel Communications Corporation, a voice processing manufacturer, from September 1984 to September 1985, and a Major Accounts Manager for the General Electric Information Services Company from March 1983 to September 1984. He received a B.A. degree in Economics from the University of California, Davis.

    ROBERT A. HAYES joined the Company in January 1993 as Vice President, Special Assistant to the President. He became Vice President, Software Development in March 1994 and was named Vice President, Development in January 1995 and Vice President, Development and Operations in April 1997. From February 1991 to December 1992, Mr. Hayes held a number of positions with Everex Systems, Inc. ("Everex"), a computer hardware manufacturer, including Vice President of Manufacturing, Vice President of Quality and Service, Manager of the Network Division and Group Manager of Service. Everex filed for Chapter 11 bankruptcy protection in January 1993. Mr. Hayes received B.S. and M.C.E. degrees in Civil Engineering from Rice University.

    JAMES J. JENNINGS joined the Company in August 1994 and has served as Vice President, Sales and Marketing since that time. From April 1988 until July 1994, Mr. Jennings was a Vice President of Octel Communications Corporation, a voice processing manufacturer, where he served in a variety of domestic and international sales, marketing and business development capacities. Mr. Jennings served as an officer in the United States Army from 1968 to 1975. Mr. Jennings holds a B.S. degree in Engineering from the United States Military Academy and an M.B.A. degree from the University of San Francisco.

    LARSH M. JOHNSON is a co-founder of the Company and has served in several vice presidential positions from October 1984 to December 1994 and, since January 1995, as Vice President and Chief Technology Officer. While at CellNet and prior to co-founding the Company in 1984, he was a self-employed product design consultant from May 1983 to June 1985 and Director of Product Development at Interactive Communications Corporation, a video systems company, from February 1984 to June 1985. Mr. Johnson was an Engineering Manager at Digital Optics Corporation, a company specializing in electro-optical systems, from March 1981 to April 1983 and an electrical engineer at Systems Control Corporation, a computer hardware company, from June 1980 to April 1981. He received his B.S. and M.S. degrees in Mechanical Engineering from Stanford University.

    PAUL G. MANCA joined the Company in May 1995 as Vice President and Chief Financial Officer. From March 1993 to May 1995, he was the Managing Director and Group Head of the Communications Group at BZW/Barclays Bank. Mr. Manca joined BZW/Barclays as Vice President, Merchant Banking Division in February 1987. From June 1980 to February 1987, Mr. Manca was employed in the corporate finance group of the Canadian Imperial Bank of Commerce. He received a B.A. degree in Economics from the University of California, Berkeley and an M.B.A. degree in Finance from Golden Gate University.

    PHILIP H. MALLORY joined the Company in January 1995 as Vice President and General Manager, Services. From June 1996 until April 1997, he assumed the additional duties of Vice President, Operations. From June 1992 to January 1995, Mr. Mallory held various positions at CAE-Link Corporation, a defense contractor, including Director of Strategic Planning, Director--Product Management and Director-- Department of Defense Marketing. Mr. Mallory served as a career officer in the United States Army from June 1961 to August 1991, attaining the rank of Major General prior to his retirement. During his army career he held a number of posts, including Commanding General of the 2nd Armored Division, NATO Advisor to the Secretary of Defense, and the Commanding General of the 7th Army Training Command. Mr. Mallory holds a B.S. degree in Engineering from the United States Military Academy and an M.S. degree in Engineering--Applied Science from the University of California, Davis. Mr. Mallory also attended the Industrial College of the Armed Forces in Washington, D.C., where he attained the equivalent of a master's degree in Resource Management.

    DAVID L. PERRY joined the Company in November 1994 as Vice President, General Counsel and Secretary, and was appointed Chief Administrative Officer in February 1996. From January 1992 through November 1994, Mr. Perry was engaged as an attorney in private practice. From January 1984 through December 1991, Mr. Perry was Vice President and General Counsel of Kaiser Aluminum Corporation. From August 1969 through December 1983, Mr. Perry served in a variety of capacities in Kaiser Aluminum's Law Department. Mr. Perry received a B.A. degree from Amherst College and a J.D. degree from the Boalt Hall School of Law, University of California, Berkeley.

CERTAIN TRANSACTIONS

    In connection with the sale of Common Stock in December 1994 and January 1995 to Mr. Seidl, the Company's President and Chief Executive Officer, the Company loaned Mr. Seidl $300,000. The loans are full recourse, bear interest at a rate of 7.74% per annum in the case of $100,000 of principal and at the rate of 7.92% per annum in the case of $200,000 of principal, are due on the earlier of termination of Mr. Seidl's employment or December 26, 1999 and January 25, 2000, respectively, and are secured by the shares of Common Stock purchased with the proceeds of such loans.

    In connection with the sale of Common Stock in July 1995 to Mr. Mallory, an executive officer of the Company, the Company loaned Mr. Mallory $85,000. The loan is full recourse, bears interest at the rate of 6.28% per annum, is due on the earlier of termination of Mr. Mallory's employment or July 21, 2000 and is secured by the shares of Common Stock purchased with the proceeds of such loan.

    In connection with the sale of Common Stock in July 1995 to Mr. Manca, an executive officer of the Company, the Company loaned Mr. Manca $90,000. The loan is full recourse, bears interest at the rate of 6.28% per annum, is due on the earlier of termination of Mr. Manca's employment or July 31, 2000 and is secured by the shares of Common Stock purchased with the proceeds of such loan.

    In connection with the sale of Common Stock in August 1995 to Messrs. Jennings, Johnson and Edwards, each executive officers of the Company, the Company loaned Messrs. Jennings, Johnson and Edwards $36,000, $82,829 and $77,704, respectively. The loans are full recourse, bear interest at the rate of

6.04% per annum, are due on the earlier of termination of employment or August 1, 2000 and are secured by the shares of Common Stock purchased with the proceeds of such loans.

    The amounts of outstanding indebtedness, including interest, on the loans to executive officers described above as of December 31, 1997, which were the largest aggregate amount of indebtedness owed by each of the officers at any time, were as follows: Mr. Seidl, $353,380, Mr. Mallory, $98,089, Mr. Manca, $103,704, Mr. Jennings, $41,266, Mr. Johnson, $94,946 and Mr. Edwards, $89,071.
The terms (including the terms of the promissory notes) of the sale of shares of Common Stock by the Company to Messrs. Seidl, Mallory, Manca, Johnson and Edwards were unanimously approved by the Board of Directors of the Company.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation paid by CellNet during each of the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997, to the Chief Executive Officer of CellNet and the four other most highly compensated executive officers of CellNet during fiscal 1997 (the "Named Executive Officers"):

                                                                               LONG TERM COMPENSATION
                                                                               ----------------------
                                             ANNUAL COMPENSATION               RESTRICTED SECURITIES
                                 --------------------------------------------    STOCK    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR       SALARY      BONUS       OTHER    AWARDS($)  OPTIONS(#)    COMPENSATION(1)
-------------------------------  ---------  ----------  ----------  ---------  ---------  -----------  -----------------
John M. Seidl .................    1997     $  335,192          --         --         --           --      $   1,522
  Chairman of the Board,           1996        313,673          --         --         --           --          1,522
  President and Chief Executive    1995        300,000  $  135,000         --         --           --          1,846
  Officer

Robert A. Hayes ...............    1997        197,385      22,500         --         --           --          1,239
  Vice President, Development      1996        176,346          --         --         --           --          1,101
  and Operations                   1995        165,000      10,000         --         --           --          1,429

Phillip H. Mallory ............    1997        183,096      25,000         --         --           --          1,217
  Vice President and General       1996        163,750          --         --         --           --          1,049
  Manager, Services                1995             --          --         --         --           --             --

Paul G. Manca .................    1997        183,635      15,000         --         --           --          1,192
  Vice President and Chief         1996        175,501      10,000         --         --           --          1,088
  Financial Officer                1995        110,173          --         --         --           --            862

David L. Perry ................    1997        175,000      22,500         --         --           --          1,103
  Vice President, General          1996        176,346      10,000         --         --           --          1,101
  Counsel, Secretary and Chief     1995        135,000          --         --         --           --          1,261
  Administrative Officer

------------------------

(1) Represents premium payments made by the Company for life insurance, accidental death and dismemberment, and long-term disability policies.

                          OPTION GRANTS IN FISCAL 1997

    The following table sets forth each grant of stock options during the fiscal year ended December 31, 1997 to the Named Executive Officers:

                                                                                                    POTENTIAL REALIZABLE
                                                                                                      VALUE AT ASSUMED
                                           NUMBER OF                                               ANNUAL RATES OF STOCK
                                          SECURITIES   PERCENT OF TOTAL      INDIVIDUAL GRANTS     PRICE APPRECIATION FOR
                                          UNDERLYING    OPTIONS GRANTED   -----------------------      OPTION TERM(2)
                                            OPTIONS     TO EMPLOYEES IN    EXERCISE    EXPIRATION  ----------------------
NAME                                      GRANTED(1)      FISCAL YEAR        PRICE        DATE         5%         10%
----------------------------------------  -----------  -----------------  -----------  ----------  ----------  ----------
John M. Seidl...........................      28,000             3.0%      $   11.50    08/07/07   $  202,504  $  513,185
Robert A. Hayes.........................      25,000             2.7           11.50    08/07/07      180,807     458,201
Philip H. Mallory.......................      20,000             2.1           11.50    08/07/07      144,646     366,561
Paul G. Manca...........................      15,000             1.6           11.50    08/07/07      108,484     274,921
David L. Perry..........................      15,000             1.6           11.50    08/07/07      108,484     274,921

------------------------

(1) Options granted under CellNet's 1994 Stock Plan (the "1994 Plan"). The option exercise price of all incentive stock options granted under the 1994 Plan is equal to the fair market value of the shares of Common Stock on the date of grant. The options have a term of ten years and vest at the rate of 10% of the shares after six months from the date of grant and 5% of the shares every three months thereafter provided the optionee remains in continuous status as an employee or consultant.

(2) Potential realizable value is based on the assumption that the Common Stock of CellNet appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect CellNet's estimate of future stock price growth. The computation of potential realizable value only includes the number of securities underlying a grant at fiscal year end.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1997
                       AND FISCAL YEAR-END OPTION VALUES

    The following table provides information on option exercises in fiscal 1997 by the Named Executive Officers and the value of such officers' unexercised options at December 31, 1997.

                                                              NUMBER OF SECURITIES       VALUE(1) OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                                   SHARES                    OPTIONS AT 12/31/97(#)            12/31/97($)
                                 ACQUIRED ON   VALUE(1)    --------------------------  ---------------------------
NAME                             EXERCISE(#)  REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-------------------------------  -----------  -----------  -----------  -------------  ------------  -------------
John M. Seidl..................          --           --        2,800        25,200              --            --
Robert A. Hayes................      47,500    $ 473,250      159,750        72,750    $  1,155,063   $   342,438
Philip H. Mallory..............          --           --       10,750        34,250          50,313        93,438
Paul G. Manca..................          --           --        9,900        29,100          48,300        89,700
David L. Perry.................          --           --       20,750        61,050         113,813       280,913

------------------------

(1) Market value of underlying securities at exercise or year-end 1997, as the case may be, minus the exercise price, based on a closing price of $7.75.

COMPENSATION OF DIRECTORS

    The Company reimburses directors for expenses incurred in attending board and committee meetings. The directors of the Company did not receive any cash compensation for services provided as directors during fiscal year 1997, except for Dr. Draper, who received $3,000 for such services. The Company has granted Dr. Draper options for the purchase of up to 40,000 shares of the Company's Common Stock at

$7.625 per share in partial compensation for his services as a director. Options to purchase 10,000 of the shares vested immediately, and the remaining 30,000 shares will vest at the rate of 2,500 shares per quarter commencing July 24, 1998 such that all shares shall be vested four years from date of grant, subject to his continuing service as a director. The Company has also agreed to pay Dr. Draper a fee of $1,000 for each meeting of the Board of Directors or committee thereof that he attends.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

    In connection with Mr. Jennings' resignation on March 15, 1998 and in consideration of earlier employment arrangements with the Company, the Company has agreed to provide certain severance benefits to Mr. Jennings, including continuation of his base salary of $183,768 and certain employee benefits for a period of one year and accelerated vesting of 40% of the unvested shares of restricted Common Stock (21,600 shares) and unvested options to purchase Common Stock (8,940 shares) held by Mr. Jennings as of the date of his resignation. The Company repurchased at original cost ($0.25 per share) the remaining 32,400 unvested shares of restricted Common Stock held by Mr. Jennings as of the date of his resignation.

    Each of the Named Executive Officers is party to an Employee Severance Agreement with the Company which provides for accelerated vesting of their respective stock options and for the lapse of the Company's rights to repurchase unvested stock under all restricted stock purchase agreements upon the occurrence of certain events following a change of control of the Company. These events will occur if: (i) the Named Executive Officer's stock option agreement or restricted stock purchase agreement is terminated without such officer's consent, or if the terms of such agreements are not assumed by any successor to the Company; (ii) the Named Executive Officer does not receive identical securities or consideration, upon such officer's exercise of options or restricted stock purchases, as other stockholders are receiving as part of such change of control; (iii) six months have elapsed following the change of control, so long as the Named Executive Officer remains employed by the Company; or (iv) the Named Executive Officer is terminated or constructively terminated following the change of control.

    There are no other employment contracts between CellNet and any of the Named Executive Officers, and there are no other compensatory plans or arrangements with respect to a Named Executive Officer which will result in payments upon resignation, retirement, or any other termination of such executive officer's employment or from a change of control of CellNet.

                             EMPLOYEE BENEFIT PLANS

    The following is a brief summary of plans in effect during the fiscal year ended December 31, 1997 under which officers, directors and employees of the Company received benefits.

INCENTIVE STOCK PLANS

    1992 STOCK OPTION PLAN. The Company's 1992 Stock Option Plan (the "1992 Plan") was adopted by the Board of Directors and approved by the Company's stockholders in September 1992. A total of 6,000,000 shares of Common Stock are reserved for issuance under the 1992 Plan. As of December 31, 1997, 4,457,197 shares of Common Stock had been issued upon exercise of stock options, and options to purchase an aggregate of 1,229,395 shares were outstanding at a weighted average exercise price of $0.2561 per share, of which 302,649 shares were vested. In connection with the adoption of the 1994 Plan described below, the 1992 Plan terminated and no additional options may be granted thereunder. Options previously granted under the 1992 Plan will continue to be governed by the provisions of such plan.

    1994 STOCK PLAN.  See Summary of 1994 Plan in Proposal Two.

    1996 EMPLOYEE STOCK PURCHASE PLAN. The Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in July 1996 and was approved by the stockholders in September 1996. A total of 1,200,000 shares of Common Stock are reserved for issuance under the Purchase Plan. Under the Purchase Plan, the Company withholds a specified percentage of each salary payment to participating employees over certain offering periods. Any employee who is then employed for at least 20 hours per week by the Company (or any majority-owned subsidiary designated by the Board of Directors from time to time), and who does not own 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any such subsidiary, is eligible to participate in the Purchase Plan. Unless the Board of Directors shall determine otherwise, each offering period runs for six months, from November 1 to April 30 and from May 1 to October 31, except that the first offering period commenced on September 26, 1996 and ended on April 30, 1997. The price at which Common Stock may be purchased under the Purchase Plan is equal to 85% of the fair market value of the Common Stock on the first or last day of the applicable offering period, whichever is lower. As of December 31, 1997, 163,101 shares of Common Stock had been issued to employees under the Purchase Plan.

BONUS PLAN

    The Board of Directors of the Company adopted a formal Bonus Plan in August 1997 (the "Bonus Plan"). Under the Bonus Plan, the Compensation Committee of the Board of Directors (the "Committee") establishes a bonus pool for each fiscal year "Performance Period" and makes bonus "Target Awards" to "Participants" selected by the Chief Executive Officer from among regular full-time exempt employees of the Company and its wholly-owned subsidiaries. The Committee also establishes performance measures for the Company (a "Company Performance Level") and management establishes goals and objectives for each Participant (a "Participant Performance Level"). Actual awards are determined on the basis of the achievement of both Company Performance and Participant Performance Levels with each given a relative weighting (which may be different for different Participants) as determined by the Committee. Awards are payable in cash within 60 days after the end of a Performance Period. Provision is made for the elimination or reduction of actual awards for Company performance below a "Minimum Company Performance Level" and/or for unsatisfactory Participant performance. The Bonus Plan applies to the current fiscal year and will continue until terminated by the Committee. The Committee has broad authority to alter or amend the Bonus Plan, to construe and interpret its terms, to make adjustments in certain circumstances to Target Awards, eligibility, and to the amount, time and manner of payment of awards.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board of Directors of the Company is involved in determining the salary and benefits of the executive officers of the Company. Under current Company policy, the Chief Executive Officer of the Company determines the annual compensation level, including bonuses, for all other executive officers of the Company, and then submits his compensation and bonus recommendations to the Compensation Committee for their review and approval. Both the Chief Executive Officer and the Compensation Committee view the overall financial performance of the Company as a key component in setting base compensation and bonus levels for executive officers of the Company. Other factors taken into consideration include salaries of executives at similar companies located in the same geographical region, as well as the achievement of individual performance goals for each executive officer. With respect to equity based compensation, the Compensation Committee reviews proposed grants and submits them for final approval to the Board of Directors.

    The Compensation Committee is also responsible for establishing the compensation of the Company's Chief Executive Officer. The Compensation Committee considered several factors as important in determining the Chief Executive Officer's compensation for fiscal 1997. These factors included salaries of chief executives at other companies, individual performance and achievement of the Company's goals and objectives for fiscal year 1997. The Committee concluded that, on balance, the Chief Executive's compensation was appropriate in light of what had been achieved.

                                          MEMBERS OF THE COMPENSATION COMMITTEE:
                                          William C. Edwards, Chairman
                                          Neal M. Douglas
                                          William Hart

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the NASDAQ Composite Index and a peer group of comparable companies selected by the Company and described below (the "Peer Group") for the period commencing September 27, 1996, the date the Company's Common Stock was first publicly traded, and ending on December 31, 1997. The graph assumes that $100 was invested on September 27, 1996 in the Company's Common Stock, the NASDAQ Composite Index and the Peer Group, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. With respect to companies in the Peer Group, the returns of each such company have been weighted to reflect relative stock market capitalization. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

    The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                 AMONG CELLNET, NASDAQ COMPOSITE AND PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              CELLNET DATA SYSTEMS, INC.       PEER GROUP        NASDAQ STOCK MARKET (U.S.)
9/27/96                                $100             $100                              $100
9/30/96                                  83              101                               100
12/31/96                                 77               72                               105
3/31/97                                  39               61                                99
6/30/97                                  65               87                               117
9/30/97                                  66              116                               137
12/31/97                                 41              105                               128

* $100 invested on 9/27/96 in stock or index--including reinvestment of dividends. Fiscal year ending December 31.

    Because the Company's services and customers are highly specialized, the Company does not believe that there is a single published industry or line of business index that is appropriate for comparing stockholder return. In lieu of such a comparable index, the Company has selected a Peer Group of companies that are involved in providing cellular and other wireless data services. The Peer Group includes the following companies: Aerial Communications Inc., Clearnet Communications Inc., Geotek Communications Inc., Itron, Inc., Metricom, Inc., Metrocall, Inc., Mobile Telecommunications Technologies Corp., Nextel Communications, Inc., Omnipoint Corporation, PageMart Wireless, Inc., Powertel, Inc., and Western Wireless Corporation. Many companies used in the Peer Group are ones with whom the Company is most frequently compared by investment analysts. This combination of cellular and other wireless data service providers has been selected to best represent the Company's highly specialized base of products, services and customers.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the Nasdaq Stock Market. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1997 all filing requirements applicable to its executive officers and directors and greater than 10% stockholders were complied with, except for one purchase and two sale transactions by Larsh M. Johnson which were not reported on a timely basis, but were reported on a timely filed Form 5.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

    It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                             THE BOARD OF DIRECTORS

Dated: March 27, 1998

                           CELLNET DATA SYSTEMS, INC.

                           --------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 30, 1998

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of CellNet Data Systems, Inc., a Delaware corporation (the "Company"), will be held on Thursday, April 30, 1998, at 8:00 a.m. at the Company's offices at 355 Shoreway Road, San Carlos, California 94070 for the following purposes;

     1. To elect Directors to serve for the following year or until their successors are duly elected.

     2. To approve an amendment to the Company's 1994 Stock Plan to increase the number of shares of Common Stock available for issuance thereunder by 2,500,000 shares.

     3. To approve the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 4, 1998 are entitled to notice of and to vote at the meeting.

     In order to assure your representation at the meeting, PLEASE MARK, SIGN AND DATE THE PROXY CARD ENCLOSED AND RETURN THE PROXY CARD AS PROMPTLY AS POSSIBLE IN THE STAMPED ENVELOPE PROVIDED FOR THAT PURPOSE.

     All stockholders are cordially invited to attend the meeting. Any stockholder attending the meeting may vote in person even if he or she previously returned a Proxy card.

                                        By Order of the Board of Directors

                                        David L. Perry, Secretary


                            DETACH PROXY CARD HERE
-------------------------------------------------------------------------------

/     /
(THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR")

PROPOSAL 1. ELECTION OF THE FOLLOWING PERSONS
            AS DIRECTORS OF THE COMPANY:
     Paul M. Cook, Neal M. Douglas, E. Linn Draper, Jr.,
     William C. Edwards, William Hart, and John M. Seidl

FOR all     /X/        WITHHOLD AUTHORITY        /X/        *EXCEPTIONS   /X/
nominees               to vote for all nominees
listed below           listed below


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions_____________________________________________________________________

PROPOSAL 2. TO APPROVE AN AMENDMENT TO THE COMPANY'S 1994 STOCK PLAN TO
            INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER BY 2,500,000 SHARES.

            FOR /X/               AGAINST /X/            ABSTAIN /X/

PROPOSAL 3. TO APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT
            AUDITORS.

            FOR /X/               AGAINST /X/            ABSTAIN /X/

I/We plan to attend the meeting.             CHANGE OF ADDRESS AND
                                             OR COMMENTS MARK HERE     /X/
YES /X/    NO /X/


Please sign exactly as your name appears hereon. When signing in a representative capacity, please give full title.

                                       Dated: ___________________________, 1998

                                       ________________________________________
                                                     Signature

                                       ________________________________________
                                                     Signature

                                       VOTES MUST BE INDICATED
                                       (X) IN BLACK OR BLUE INK.

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                         CELLNET DATA SYSTEMS, INC.

               PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD APRIL 30, 1998

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of CellNet Data Systems, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of and Proxy Statement for the 1998 Annual Meeting of Stockholders to be held at the offices of the Company, 355 Shoreway Road, San Carlos, California, on April 30, 1998 at 8:00 a.m. local time, and hereby appoint(s) David L. Perry and John M. Seidl, and each of them, as Proxies, with power of substitution, to represent the undersigned at such meeting and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned is entitled to vote as designated on the reverse side hereof.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS INDICATED IN PROPOSAL 1, FOR APPROVAL OF THE AMENDMENT INCREASING THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 1994 STOCK PLAN AS INDICATED IN PROPOSAL 2, FOR APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS AS INDICATED IN PROPOSAL 3, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

(Continued, and to be dated and signed on reverse side.)

                    CELLNET DATA SYSTEMS, INC.
                        1994 STOCK PLAN
         (AMENDED AND RESTATED AS OF FEBRUARY 4, 1998)


     1. PURPOSES OF THE PLAN. The purposes of this Stock Plan are: to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of the Company's business.

     Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

     2.  DEFINITIONS.  As used herein, the following definitions shall apply:

          (a) "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b) "APPLICABLE LAWS" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

          (c)  "BOARD" means the Board of Directors of the Company.

          (d)  "CODE" means the Internal Revenue Code of 1986, as amended.

          (e) "COMMITTEE" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          (f)  "COMMON STOCK" means the Common Stock of the Company.

          (g) "COMPANY" means CellNet Data Systems, Inc., a Delaware corporation.

          (h) "CONSULTANT" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services.

          (i)  "DIRECTOR" means a member of the Board.

          (j) "DISABILITY" means total and permanent disability as defined in Section 22(e)(3) of the Code.

          (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          (m) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market or The NASDAQ SmallCap Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

              (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

             (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (o) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

          (p) "NOTICE OF GRANT" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

          (q) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (r)  "OPTION" means a stock option granted pursuant to the Plan.

          (s) "OPTION AGREEMENT" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (t) "OPTION EXCHANGE PROGRAM" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

          (u) "OPTIONED STOCK" means the Common Stock subject to an Option or Stock Purchase Right.

          (v) "OPTIONEE" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

          (w) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (x)  "PLAN" means this 1994 Stock Plan.

          (y) "RESTRICTED STOCK" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 below.

          (z) "RESTRICTED STOCK PURCHASE AGREEMENT" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (aa) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (bb) "SECTION 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.

          (cc)  "SERVICE PROVIDER" means an Employee, Director or Consultant.

          (dd) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

          (ee) "STOCK PURCHASE RIGHT" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

          (ff) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 5,500,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); PROVIDED, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     4.  ADMINISTRATION OF THE PLAN.

          (a)  PROCEDURE.

               (i) MULTIPLE ADMINISTRATIVE BODIES. The Plan may be administered by different Committees with respect to different groups of Service Providers.

              (ii) SECTION 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

             (iii) RULE 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the Plan shall be administered by the Board or a Committee of two or more "non-employee directors" within the meaning of Rule 16b-3.

              (iv) OTHER ADMINISTRATION. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i)  to determine the Fair Market Value;

              (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

              (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

               (iv)  to approve forms of agreement for use under the Plan;

                (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

             (vi) to reduce the exercise price of any Option or Stock Purchase Right at the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

            (vii)  to institute an Option Exchange Program;

           (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

             (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

              (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

             (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

            (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

            (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

     5. ELIGIBILITY. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     6.  LIMITATIONS.

          (a) Each Option shall be designated in the Option Agreement as either an

Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

          (c)  The following limitations shall apply to grants of Options:

               (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 1,000,000 Shares.

              (ii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.

             (iii) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the canceled Option will be counted against the limits set forth in subsection (i) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     7. TERM OF PLAN. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

     8. TERM OF OPTION. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     9.  OPTION EXERCISE PRICE AND CONSIDERATION.

          (a) EXERCISE PRICE. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

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

              (i)  In the case of an Incentive Stock Option

                    (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

             (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

          (b) WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

          (c) FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

               (i)  cash;

              (ii)  check;

             (iii)  promissory note;

              (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

              (vi)  any combination of the foregoing methods of payment.

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

     10.  EXERCISE OF OPTION.

          (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

          Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) TERMINATION OF RELATIONSHIP AS A SERVICE PROVIDER. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is determined by the Administrator (with such determination in the case of an Incentive Stock Option not exceeding three (3) months after the date of such termination exercise his or her Option), to the extent that he or she is entitled to exercise it on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c) DISABILITY OF OPTIONEE. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of termination, but only to the extent that the Optionee is entitled to exercise it on the date of termination (and in no event later than the expiration of the term of the Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d) DEATH OF OPTIONEE. If an Optionee dies while a Service Provider, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee would have been entitled to exercise the Option on the date of death. If, at the time of death, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e) BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     11.  STOCK PURCHASE RIGHTS.

          (a) RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

          (b) REPURCHASE OPTION. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

          (c) OTHER PROVISIONS. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

          (d) RIGHTS AS A SHAREHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

     12. NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

     13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

          (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

          (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

          (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each

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

outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     14. DATE OF GRANT. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     15.  AMENDMENT AND TERMINATION OF THE PLAN.

          (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

          (b) SHAREHOLDER APPROVAL. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

     16.  CONDITIONS UPON ISSUANCE OF SHARES.

          (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an

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

Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     16. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     17. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     18. SHAREHOLDER APPROVAL. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                           _______________________________


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                                                              February 4, 1998


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